Exhibit 10.6


              FOUNTAIN POWERBOAT INDUSTRIES, INC.

                        OPTION AGREEMENT

                      Dated March 17, 1995

          Fountain Powerboat Industries, Inc., a Nevada corporation (the "Company") hereby grants to Mark L. Spencer ("Holder") an Option (the "Option") to purchase 20,000 shares of the Company's Common Stock (the "Shares") at a purchase price and on the terms set forth herein.

          1.   Exercise.

               a. Purchase Price. This Option, or any portion hereof, is exercisable at a purchase price of $5.375 per Share (the "Purchase Price").

               b.   Time of Exercise.  Subject to Section 2(c),
this Option may be  exercised in whole or in part (but not in fractional  shares) at  the office of the Company, at any time or from time to time, commencing on the date above; provided, however, that this Option shall expire and be null and void if not exercised in the manner herein  provided at 5:00 p.m. local time, on the earlier  of  (i) March 17, 2005, or (ii) two years after Termination
of Employment (the   "Expiration  Date").  For  purposes  of  this
Agreement, Termination of Employment shall mean the close of business on the day preceding the first date on which the Holder is no longer for any reason whatsoever employed by the Company or a subsidiary of the Company or is no longer a member of the Board of Directors of the Company whether such termination is with or without cause, including, but not by way of limitation, a termination by
resignation,  discharge,  death  or  retirement,  but   excluding
terminations where there is a simultaneous reemployment by the Company. A leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422 (a) (2) of the Internal Revenue Code and the then applicable Regulations and Revenue Rulings under said Section.

               c. Manner of Exercise. This Option is exercisable at the Purchase Price, payable, in cash or by check, to the order of the Company, subject to adjustment as provided in Section 2 hereof. Upon surrender of this Option, or a portion hereof,with the annexed Subscription Form duly executed, together with payment of the Purchase Price for the Shares purchased (and any applicable transfer taxes) at the Company's principal executive offices, the Holder shall be entitled to receive a certificate or certificates for the Shares so purchased.

               d. Delivery of Stock Certificates. As soon as practicable, but not exceeding 30 days, after complete or partial exercise of this Option, the Company, at its expense, shall cause to be issued in the name of the Holder (or upon payment by the Holder of any applicable transfer taxes, the Holder's assigns) a certificate or certificates for the number of fully paid and non-assessable Shares to which the Holder shall be entitled upon such exercise, together with such other stock or securities or property or combination thereof to which the Holder shall be entitled upon such exercise, determined in accordance with Section 2 hereof.

               e. Record Date of Issuance of Shares. Irrespective of the date of issuance and delivery of certificates for any stock or securities issuable upon the exercise of this Option,
or  any portion   hereof,  each  person  (including  a   corporation
or partnership) in whose name any such certificate is to be issued shall for all purposes be deemed to have become the holder of record of the stock or other securities represented thereby immediately prior to the close of business on the date on which a duly executed Subscription Form containing notice of exercise of this Option, or any portion hereof, and payment of the Purchase Price is received by the Company.

          2.   Adjustments.

               a. Adjustment for Subdivisions, Combination or Dividends. In case the Company shall, at any time or from time to time, subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, the exercise price of this Option in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in Common Stock, and each share of Common Stock purchasable upon exercise of the Option shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after the subdivision, combination or dividend payable in Common Stock.

               b. Adjustment for Certain Dividends and Distributions. In the event the Company, at any time or from time to time, makes or fixes a record date for the determination of holders of Common
Stock, entitled to receive a dividend or other distribution payable in securities of the Company, other than shares of Common
Stock, then and in each such event provisions shall be made so that the Holder shall receive upon exercise of the Option, or any portion hereof, in addition to the number of shares of Common
Stock receivable thereupon, the amount of securities of the Company which the Holder would have received had its Option, or any portion hereof, been exercised into Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 2 with respect to the rights of the Holder of the Option.

               c. Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the exercise of the Option, or any  portion hereof, is changed into the same or
different number of   shares  of  any  class  or  classes  of  stock,
whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 2), then and in any such event the, Holder shall have the right thereafter, upon exercise of the Option, or any portion hereof, to receive the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, in an amount equal to the amount that the Holder would have been entitled to had the Holder exercised the Option, or any portion hereof, immediately prior to such recapitalization, reclassification or other change, but only to the extent the Option, or any portion hereof, is actually exercised, all subject to further adjustment as provided herein.

               d.   Reorganizations, Mergers, Consolidations or
Sales of Assets. If  at  any  time  or  from  time to  time  there is a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of the Common Stock provided for elsewhere in this Section
2) or merger or consolidation of the Company with or into another corporation, or a sale of all or substantially all of the Company's properties and assets to any person then, as a part of such  reorganization, merger, consolidation  or  sale,  provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of the Option, or any portion hereof, (and only to the extent the Option is exercised), the number of shares of  stock or other securities or property of the Company,  or  of
the   successor  corporation  resulting  from  such   merger   or
consolidation or sale, to which a holder of Common Stock, or other securities, deliverable upon the exercise of this Option, or any portion hereof, would otherwise have been entitled on such capital reorganization, merger, consolidation, or sale.




          3.   Restriction on Transfer.

               a. The Holder, by its acceptance hereof, represents, warrants, covenants and agrees that (i) the Holder's knowledge of the business and affairs of the Company, and (ii) this Option and the Shares issuable upon the exercise of this Option, or any portion hereof, are being acquired for investment and not with a view to
the   distribution   hereof,  and  that   absent   an   effective
registration statement under the Securities Act of 1933 ("Act"), covering the disposition of this Option, or any portion hereof, or the Shares issued or issuable upon exercise of this Option, or any portion hereof, they will not be sold, transferred, assigned, hypothecated or otherwise disposed of without first providing the Company with an opinion of counsel (which may be counsel for the Company) or other evidence, reasonably acceptable to the Company, to the effect that such sale, transfer, assignment, hypothecation or other disposal will be exempt from the registration and prospectus delivery requirements of the Act. The Holder consents to the making of a notation in the Company's records or giving to any transfer agent of the Option or the Shares an order to implement such restriction on transferability.

          This Option and the Shares issuable upon the exercise of this Option, or any portion hereof, shall bear the following legend or a legend of similar import, provided, however, that such legend shall be removed, or not placed upon the Option or the certificate or other instrument representing the Shares, as the case may be, if such legend is no longer necessary to assure compliance with the Act:

          THESE  SECURITIES  HAVE NOT BEEN  REGISTERED  WITH  THE
UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE BECAUSE THEY ARE BELIEVED TO BE EXEMPT FROM REGISTRATION UNDER SECTION 4(2) OF THE ACT. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

               b. The Company agrees to register the Shares under the Act on Form S-8 or other applicable registration form, at the Company's cost and expense (excluding the costs of legal counsel to the Holder).

          4. Payment of Taxes. All shares issued upon the exercise of this Option, or any portion hereof, shall be validly issued, fully paid and non-assessable and the Company shall pay all taxes and other governmental charges (other than income tax) that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Shares in any name other than that of the Holder surrendered in connection with the purchase of such Shares, and in such case, the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

          5. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Option, or any portion hereof, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Option, or any portion hereof, and payment of the Purchase Price thereof, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

          6. Notices to Holder. Nothing contained in this Option shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter or as having any rights whatsoever as a shareholder of the Company. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered or mailed by registered or certified mail, postage prepaid, return receipt requested:

               a. If to the Holder, to the address of such Holder as shown on the books of the Company; or

               b.   If to the Company, to Fountain Powerboat
Industries, Inc., Whichard's Beach Road, P.O. Box 457, Washington,
NC  27889.

 	    7. Replacement of Option. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Option and (in case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Option, the Company will execute and deliver, in lieu thereof, a new Option of like tenor.

          8. Successors. All the covenants, agreements, representations and warranties contained in this Option shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

          9. Change; Waiver. Neither this Option nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          10. Headings. The section headings in this Option are inserted for purposes of convenience only and shall have no substantive effect.

          11. Law Governing. This Option shall for all purposes be construed and enforced in accordance with, and governed by, the internal laws of the State of Nevada, without giving effect to principles of conflict of laws.

          IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officer and this Option to be dated as of the date first above written.

                         FOUNTAIN POWERBOAT INDUSTRIES, INC.

                           /s/ R. M. Fountain, Jr.
                               R. M. Fountain, Jr.
                               Chairman,   President,   Chief
                               Executive Officer, and
                               Chief Operating Officer
Attest:

  /s/ Carol J. Price
      Carol J. Price
      Assistant Secretary

     CORPORATE  SEAL

	              OPTIONEE

                           /s/ Mark L. Spencer
                               Mark L. Spencer


                           EXHIBIT A

                       SUBSCRIPTION FORM

                 (To be Executed by the Holder
               in order to Exercise this Option)

     The  undersigned hereby irrevocably elects to  exercise  the
right  to  purchase                                      of   the
Shares covered by this Option, according to the conditions hereof and herewith makes payment of the Purchase Price of such Shares in full.


                              ___________________________________
                              Signature


                              ___________________________________
                              Name


                              Address:

                              ___________________________________

                              ___________________________________


Dated:                                               ,